Exhibit 10.33

First Amendment to Employment Agreement

This First Amendment to Employment Agreement (this “First Amendment”) is entered into as of this 19th day of September 2021 and is effective as of September 1, 2021, by and between Joshua Hexter, an individual residing in Jerusalem, Israel (the “Executive”), and Oramed Ltd., a company incorporated under the laws of the State of Israel, with an address at Mamilla 20, Jerusalem, Israel 9414904 (the “Company”).

WHEREAS, the Company and the Executive entered into an employment agreement, dated as of August 18, 2021 (the “Employment Agreement”); and

WHEREAS, Company and the Executive desire to amend the terms and conditions of the Employment Agreement to increase the Executive’s salary.

NOW, THEREFORE, the Company and the Executive agree as follows:

1. In Section 2.1(a) of the Employment Agreement – Salary, the following paragraph is hereby added:

As of September 1, 2021, the Executive shall be entitled to a gross monthly salary of NIS 64,400 (the “Salary”).

2. Except for the changes and/or additions stated herein, all the other terms of the Employment Agreement shall remain valid and bind the parties without any change. In the case of a contradiction between the provisions of this First Amendment and the provisions of the Employment Agreement, the provisions of this First Amendment shall prevail. Without limiting the generality of the foregoing, the term “Agreement” as used in the Employment Agreement shall be deemed to be the Employment Agreement as amended by this First Amendment.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement as of September 19, 2021.

Oramed Ltd.

/s/ Nadav Kidron
Nadav Kidron, CEO

/s/ Joshua Hexter
Joshua Hexter